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                                 EXHIBIT 4-A

                            CERTIFICATE OF TRUST
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                                                       EXHIBIT 4-A



                           CERTIFICATE OF TRUST


The undersigned, the trustees of Southern Union Financing I, desiring to form a business trust pursuant to Delaware Business
Trust Act, 12 DEL. C. c. 38, hereby certify as follows:

1.   The name of the business trust being formed hereby (the
     "Trust") is Southern Union Financing I.

2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

     Wilmington Trust Company
     Rodney Square North
     1100 North Market Street
     Wilmington, Delaware  19890



Dated:  March 28, 1995



                                    By RONALD J. ENDRES
                                       ________________
                                       Ronald J. Endres, as Trustee


                                    By DAVID J. KVAPIL
                                       _______________
                                       David J. Kvapil, as Trustee


                                    By BRUCE L. BISSON
                                       _______________
                                       Wilmington Trust Company, as
                                         Trustee
                                       Name:  Bruce L. Bisson
                                       Title:  Vice President